UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 22, 2009

Republic Airways Holdings Inc.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

000-49697                                          06-1449146
(Commission File Number)                     (IRS Employer Identification No.)

8909 Purdue Road
Suite 300
Indianapolis, IN 46268
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (317) 484-6000

None.
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Republic Airways Holdings Inc. (the “Company”) entered into an Investment Agreement, dated June 22, 2009, with Frontier Airlines Holdings, Inc. (“Holdings”) and Holdings subsidiaries, Frontier Airlines, Inc. and Lynx Aviation, Inc. (the “Agreement”), pursuant to which the Company would serve as the equity sponsor of Holdings’ plan of reorganization (the “Plan”).  Pursuant to the Plan, the Company would purchase all of the equity in Holdings, as reorganized, for $108.75 million, inclusive of $40 million previously provided to Holdings in the form of debtor-in-possession financing.  The Plan is subject to bankruptcy court approval and various closing conditions.

A copy of the Agreement is filed herewith as Exhibit 10.1 and a copy of the Company’s press release announcing the Agreement is filed herewith as Exhibit 10.2.

Item 9.01	Financial Statements and Exhibits.

(d)           Exhibits.

10.1	Investment Agreement, dated June 22, 2009, among the Company, Holdings, Frontier Airlines, Inc. and Lynx Aviation, Inc.

10.2	Press Release of the Company.

(All other items on this report are inapplicable.)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REPUBLIC AIRWAYS HOLDINGS INC.

	By:	/s/ Robert H. Cooper
Name: Robert H. Cooper
Title: Executive Vice President and Chief Financial Officer
Dated: June 23, 2009

EXHIBIT INDEX

Exhibit Number                                                                Description

10.1	Investment Agreement, dated June 22, 2009, among the Company, Holdings, Frontier Airlines, Inc. and Lynx Aviation, Inc.

10.2	Press Release of the Company.